EXHIBIT 5.1

VINSON & ELKINS L.L.P. 2300 FIRST CITY TOWER 1001 FANNIN STREET HOUSTON, TEXAS 77002-6760 TELEPHONE (713)758-2222 FAX (713) 758-2346 www.velaw.com

March 17, 2004

Group 1 Automotive, Inc.
950 Echo Lane, Suite 100
Houston, Texas 77024

Ladies and Gentlemen:

     We are acting as counsel for Group 1 Automotive, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 250,000 shares (the “Shares”) of common stock, par value $.01 per share, of the Company pursuant to the Group 1 Automotive, Inc. 401(k) Savings Plan, as Restated September 1, 2001, as amended (the “Plan”), as well as an indeterminate amount of interests (“Interests”) under the Plan.

     In connection with the foregoing, we have examined or are familiar with (i) the Restated Certificate of Incorporation of the Company; (ii) the Bylaws of the Company; (iii) the corporate proceedings with respect to the adoption of and amendments to the Plan, the filing of the Registration Statement, and the instruments relating to the issuance of the Shares and the Interests; (iv) the Registration Statement and the exhibits thereto; and (v) such other certificates, instruments and documents as we considered necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that (i) the Shares have been duly authorized and, when issued in accordance with the provisions of the Plan, will be validly issued and fully paid and non-assessable and (ii) the Interests have been duly authorized and, when issued in accordance with the provisions of the Plan, will be validly issued.

     The foregoing opinion is limited to the laws of the United States of America and the State of Texas, the Constitution of the State of Delaware and the General Corporation Law of the State of Delaware, as interpreted by federal courts and the courts of the State of Delaware. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws.

AUSTIN    •    BEIJING    •    DALLAS   •    DUBAI    •    HOUSTON   •    LONDON   •    MOSCOW   •    NEW YORK   •    SINGAPORE   •    WASHINGTON, D.C.

Group 1 Automotive, Inc.
March 17, 2004

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.